NEWS RELEASE

Investor Contact: Susan Harcourt 703-682-1204
Media Contact: Amy Ackerman 703-682-6399

AES Reaffirms 2022 Adjusted EPS Guidance; Remains on Track to Deliver on Renewables Growth

Strategic Accomplishments
•Signed or awarded 1.6 GW of PPAs for new renewable energy projects in year-to-date 2022, bringing backlog to 10.5 GW
•Formed the US Solar Buyer Consortium to incentivize manufacturing of up to 7 GW of solar panels in the US beginning in 2024
•On track to complete 6 GW of renewable energy projects globally in 2022 and 2023
•Signed agreements to redirect excess LNG from the Company's business in Panama to international customers through the end of 2022

Q2 2022 Financial Highlights
•Diluted EPS of ($0.27), compared to $0.03 in Q2 2021
•Adjusted EPS1 of $0.34, compared to $0.31 in Q2 2021

Financial Position and Outlook
•Reaffirming 2022 Adjusted EPS1 guidance range of $1.55 to $1.65
•Reaffirming 7% to 9% annualized growth target through 2025, off a base year of 2020

ARLINGTON, Va., August 5, 2022 – The AES Corporation (NYSE: AES) today reported financial results for the quarter ended June 30, 2022.

"AES' business model continues to demonstrate its resilience in today's volatile environment and we are on track to achieve our 2022 guidance," said Andrés Gluski, AES President and Chief Executive Officer. "We see strong demand for renewables and have already signed or been awarded 1.6 GW of new long-term contracts so far this year, and expect to achieve a total of 4.5 to 5.5 GW in 2022. Furthermore, we do not expect any material delays on 5.9 GW of backlog projects in the US as a result of supply chain issues. With expected growth of more than 75% in our installed renewable capacity over the next four years, AES is well on its way to becoming a majority carbon free and majority US company by 2025."

"All of our financial metrics continued to improve in the second quarter and we were able to further lengthen the tenor of some of our subsidiaries' debt at very attractive rates. Collections and days sales outstanding at our businesses remain strong, reflecting our predominantly investment grade rated customer base," said Stephen Coughlin, AES Executive Vice President and Chief Financial Officer. "With our results year-to-date and positive expectations for the remainder of the year, we are well-positioned to achieve our 7% to 9% average annual growth through 2025."

Q2 2022 Financial Results

Second quarter 2022 Diluted Earnings Per Share from Continuing Operations (Diluted EPS) was ($0.27), a decrease of $0.30 compared to second quarter 2021, primarily reflecting gains in 2021. These gains included the remeasurement of the Company's interest in sPower's development platform, the issuance of new shares by Fluence, and early contract terminations at Angamos. These impacts were partially offset by lower impairments in the second quarter of 2022.

Second quarter 2022 Adjusted Earnings Per Share1 (Adjusted EPS, a non-GAAP financial measure) was $0.34, an increase of $0.03, or 10%, compared to second quarter 2021, primarily reflecting a lower adjusted tax rate and higher contributions from the Company's South America Strategic Business Unit (SBU) due to increased ownership in AES Andes. These positive drivers were partially offset by lower contributions from the Company's US and Utilities SBU due to impacts of outages and timing of renewables projects coming online.

Strategic Accomplishments
•In year-to-date 2022, the Company signed or was awarded 1,618 MW of renewables and energy storage under long-term Power Purchase Agreements (PPA) expected to come online in 2023 and 2024, primarily including 1,250 MW of solar and energy storage in the US.
◦In the second quarter of 2022, the Company signed 531 MW of renewables and energy storage under long-term PPAs.
•In year-to-date 2022, the Company completed the construction or acquisition of 390 MW of solar projects in the United States and the Dominican Republic.
•The Company’s backlog is now 10,468 MW expected to be completed through 2025, including:
◦3,792 MW under construction; and
◦6,676 MW of renewable energy projects signed under long-term PPAs, but not yet under construction.
•In June 2022, the Company formed the US Solar Buyer consortium with three other leading solar companies to drive the expansion of the US solar supply chain and support the growth of the American solar industry.
•In year-to-date 2022, the Company signed agreements that will redirect excess LNG from the Company's business in Panama to international customers.

Guidance and Expectations1

The Company is reaffirming its 2022 Adjusted EPS1 guidance of $1.55 to $1.65 and its 7% to 9% annualized growth rate target through 2025, from a base year of 2020.

1    Adjusted EPS is a non-GAAP financial measure. See attached "Non-GAAP Measures" for definition of Adjusted EPS and a description of the adjustments to reconcile Adjusted EPS to Diluted EPS for the quarter ended June 30, 2022. The Company is not able to provide a corresponding GAAP equivalent or reconciliation for its Adjusted EPS guidance without unreasonable effort.

Non-GAAP Financial Measures

See Non-GAAP Measures for definitions of Adjusted Earnings Per Share and Adjusted Pre-Tax Contribution, as well as reconciliations to the most comparable GAAP financial measures.

Attachments

Condensed Consolidated Statements of Operations, Segment Information, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Non-GAAP Financial Measures and Parent Financial Information.

Conference Call Information

AES will host a conference call on Friday, August 5, 2022 at 10:00 a.m. Eastern Time (ET). Interested parties may listen to the teleconference by dialing 1-844-200-6205 at least ten minutes before the start of the call. International callers should dial +1-929-526-1599. The Participant Access Code for this call is 780498. Internet access to the conference call and presentation materials will be available on the AES website at www.aes.com by selecting “Investors” and then “Presentations and Webcasts.”

A webcast replay, as well as a replay in downloadable MP3 format, will be accessible at www.aes.com beginning shortly after the completion of the call.

About AES

The AES Corporation (NYSE: AES) is a Fortune 500 global power company accelerating the future of energy. Together with our many stakeholders, we're improving lives by delivering the greener, smarter energy solutions the world needs. Our diverse workforce is committed to continuous innovation and operational excellence, while partnering with our customers on their strategic energy transitions and continuing to meet their energy needs today. For more information, visit www.aes.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and of the Securities Exchange Act of 1934. Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels, rates of return consistent with prior experience and the COVID-19 pandemic.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A: “Risk Factors” and Item 7: "Management’s Discussion & Analysis" in AES’ Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except where required by law.

Any Stockholder who desires a copy of the Company’s 2021 Annual Report on Form 10-K filed February 28, 2022 with the SEC may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K may be obtained by visiting the Company’s website at www.aes.com.

Website Disclosure

AES uses its website, including its quarterly updates, as channels of distribution of Company information. The information AES posts through these channels may be deemed material. Accordingly, investors should monitor our website, in addition to following AES' press releases, quarterly SEC filings and public conference calls and webcasts. In addition, you may automatically receive e-mail alerts and other information about AES when you enroll your e-mail address by visiting the "Subscribe to Alerts" page of AES' Investors website. The contents of AES' website, including its quarterly updates, are not, however, incorporated by reference into this release.

THE AES CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in millions, except per share amounts)
Revenue:
Regulated	$802	$672	$1,637	$1,379
Non-Regulated	2,276	2,028	4,293	3,956
Total revenue	3,078	2,700	5,930	5,335
Cost of Sales:
Regulated	(734)	(580)	(1,439)	(1,162)
Non-Regulated	(1,781)	(1,392)	(3,398)	(2,781)
Total cost of sales	(2,515)	(1,972)	(4,837)	(3,943)
Operating margin	563	728	1,093	1,392
General and administrative expenses	(46)	(45)	(98)	(91)
Interest expense	(279)	(237)	(537)	(427)
Interest income	95	73	170	141
Loss on extinguishment of debt	(1)	(18)	(7)	(19)
Other expense	(29)	(4)	(41)	(20)
Other income	70	183	76	226
Gain (loss) on disposal and sale of business interests	(2)	64	(1)	59
Asset impairment expense	(482)	(872)	(483)	(1,345)
Foreign currency transaction losses	(49)	(2)	(68)	(37)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES AND EQUITY IN EARNINGS OF AFFILIATES	(160)	(130)	104	(121)
Income tax benefit (expense)	19	59	(41)	51
Net equity in earnings (losses) of affiliates	5	(10)	(28)	(40)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(136)	(81)	35	(110)
Gain from disposal of discontinued businesses	—	4	—	4
NET INCOME (LOSS)	(136)	(77)	35	(106)
Less: Net loss (income) attributable to noncontrolling interests and redeemable stock of subsidiaries	(43)	105	(99)	(14)
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(179)	$28	$(64)	$(120)
AMOUNTS ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS:
Income (loss) from continuing operations, net of tax	$(179)	$24	$(64)	$(124)
Income from discontinued operations, net of tax	—	4	—	4
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION	$(179)	$28	$(64)	$(120)
BASIC EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.27)	$0.03	$(0.10)	$(0.19)
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	0.01	—	0.01
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.27)	$0.04	$(0.10)	$(0.18)
DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations attributable to The AES Corporation common stockholders, net of tax	$(0.27)	$0.03	$(0.10)	$(0.19)
Income from discontinued operations attributable to The AES Corporation common stockholders, net of tax	—	0.01	—	0.01
NET INCOME (LOSS) ATTRIBUTABLE TO THE AES CORPORATION COMMON STOCKHOLDERS	$(0.27)	$0.04	$(0.10)	$(0.18)
DILUTED SHARES OUTSTANDING	668	671	668	666

THE AES CORPORATION
Strategic Business Unit (SBU) Information
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2022	2021	2022	2021
REVENUE
US and Utilities SBU	$1,197	$972	$2,314	$1,921
South America SBU	880	964	1,690	1,848
MCAC SBU	686	490	1,252	1,025
Eurasia SBU	318	277	686	547
Corporate and Other	36	37	59	61
Eliminations	(39)	(40)	(71)	(67)
Total Revenue	$3,078	$2,700	$5,930	$5,335

THE AES CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2022	December 31, 2021
	(in millions, except share and per share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,075	$943
Restricted cash	412	304
Short-term investments	595	232
Accounts receivable, net of allowance for doubtful accounts of $5 and $5, respectively	1,675	1,418
Inventory	871	604
Prepaid expenses	182	142
Other current assets	1,269	897
Current held-for-sale assets	844	816
Total current assets	6,923	5,356
NONCURRENT ASSETS
Property, Plant and Equipment:
Land	433	426
Electric generation, distribution assets and other	25,351	25,552
Accumulated depreciation	(8,387)	(8,486)
Construction in progress	3,356	2,414
Property, plant and equipment, net	20,753	19,906
Other Assets:
Investments in and advances to affiliates	1,098	1,080
Debt service reserves and other deposits	164	237
Goodwill	1,179	1,177
Other intangible assets, net of accumulated amortization of $402 and $385, respectively	1,646	1,450
Deferred income taxes	395	409
Other noncurrent assets, net of allowance of $42 and $23, respectively	2,775	2,188
Noncurrent held-for-sale assets	1,137	1,160
Total other assets	8,394	7,701
TOTAL ASSETS	$36,070	$32,963
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$1,685	$1,153
Accrued interest	214	182
Accrued non-income taxes	242	266
Accrued and other liabilities	1,099	1,205
Non-recourse debt, including $353 and $302, respectively, related to variable interest entities	2,202	1,367
Current held-for-sale liabilities	547	559
Total current liabilities	5,989	4,732
NONCURRENT LIABILITIES
Recourse debt	4,177	3,729
Non-recourse debt, including $2,142 and $2,223, respectively, related to variable interest entities	14,997	13,603
Deferred income taxes	1,086	977
Other noncurrent liabilities	3,117	3,358
Noncurrent held-for-sale liabilities	678	740
Total noncurrent liabilities	24,055	22,407
Commitments and Contingencies
Redeemable stock of subsidiaries	1,173	1,257
EQUITY
THE AES CORPORATION STOCKHOLDERS’ EQUITY
Preferred stock (without par value, 50,000,000 shares authorized; 1,043,500 issued and outstanding at June 30, 2022 and December 31, 2021, respectively)	838	838
Common stock ($0.01 par value, 1,200,000,000 shares authorized; 818,735,314 issued and 667,878,925 outstanding at June 30, 2022 and 818,717,043 issued and 666,793,625 outstanding at December 31, 2021)	8	8
Additional paid-in capital	6,924	7,106
Accumulated deficit	(1,153)	(1,089)
Accumulated other comprehensive loss	(1,790)	(2,220)
Treasury stock, at cost (150,856,389 and 151,923,418 shares at June 30, 2022 and December 31, 2021, respectively)	(1,832)	(1,845)
Total AES Corporation stockholders’ equity	2,995	2,798
NONCONTROLLING INTERESTS	1,858	1,769
Total equity	4,853	4,567
TOTAL LIABILITIES AND EQUITY	$36,070	$32,963

THE AES CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in millions)		(in millions)
OPERATING ACTIVITIES:
Net income (loss)	$(136)	$(77)	$35	$(106)
Adjustments to net income (loss):
Depreciation and amortization	264	263	534	538
Loss (gain) on disposal and sale of business interests	2	(64)	1	(59)
Impairment expense	482	872	483	1,345
Deferred income taxes	(36)	(94)	(43)	(73)
Loss on extinguishment of debt	1	18	7	19
Loss on sale and disposal of assets	(2)	40	2	20
Gain on remeasurement to acquisition date fair value	—	(176)	—	(212)
Loss of affiliates, net of dividends	19	10	52	46
Emissions allowance expense	121	66	239	124
Other	(4)	84	46	139
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(185)	(41)	(262)	(120)
(Increase) decrease in inventory	(183)	(7)	(227)	7
(Increase) decrease in prepaid expenses and other current assets	(246)	(35)	(187)	(13)
(Increase) decrease in other assets	104	(23)	94	8
Increase (decrease) in accounts payable and other current liabilities	275	45	151	(292)
Increase (decrease) in income tax payables, net and other tax payables	(121)	(347)	(114)	(439)
Increase (decrease) in deferred income	49	(165)	59	(307)
Increase (decrease) in other liabilities	4	(18)	(5)	(21)
Net cash provided by operating activities	408	351	865	604
INVESTING ACTIVITIES:
Capital expenditures	(893)	(567)	(1,659)	(999)
Acquisitions of business interests, net of cash and restricted cash acquired	(107)	(81)	(107)	(81)
Proceeds from the sale of business interests, net of cash and restricted cash sold	1	58	1	58
Sale of short-term investments	148	59	345	316
Purchase of short-term investments	(349)	(128)	(694)	(258)
Contributions and loans to equity affiliates	(76)	(109)	(169)	(173)
Purchase of emissions allowances	(157)	(57)	(293)	(88)
Other investing	3	67	(7)	80
Net cash used in investing activities	(1,430)	(758)	(2,583)	(1,145)
FINANCING ACTIVITIES:
Borrowings under the revolving credit facilities	1,907	206	3,100	998
Repayments under the revolving credit facilities	(1,554)	(139)	(2,269)	(932)
Issuance of recourse debt	—	—	—	7
Repayments of recourse debt	—	—	(29)	(7)
Issuance of non-recourse debt	1,422	393	3,132	700
Repayments of non-recourse debt	(681)	(619)	(1,469)	(939)
Payments for financing fees	(11)	(7)	(38)	(12)
Distributions to noncontrolling interests	(46)	(112)	(93)	(129)
Acquisitions of noncontrolling interests	(5)	(4)	(540)	(17)
Contributions from noncontrolling interests	20	1	28	95
Sales to noncontrolling interests	181	19	229	20
Issuance of preferred shares in subsidiaries	—	151	60	151
Issuance of preferred stock	—	(2)	—	1,015
Dividends paid on AES common stock	(106)	(100)	(211)	(200)
Payments for financed capital expenditures	(5)	(3)	(9)	(4)
Other financing	(16)	(95)	33	(64)
Net cash provided by financing activities	1,106	(311)	1,924	682
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(38)	18	(18)	(4)
(Increase) decrease in cash, cash equivalents and restricted cash of held-for-sale businesses	43	120	(21)	62
Total increase in cash, cash equivalents and restricted cash	89	(580)	167	199
Cash, cash equivalents and restricted cash, beginning	1,562	2,606	1,484	1,827
Cash, cash equivalents and restricted cash, ending	$1,651	$2,026	$1,651	$2,026
SUPPLEMENTAL DISCLOSURES:
Cash payments for interest, net of amounts capitalized	$238	$239	$423	$406
Cash payments for income taxes, net of refunds	95	322	141	372
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration transferred for Clean Energy acquisitions	—	(20)	—	99

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
Adjusted PTC is defined as pre-tax income from continuing operations attributable to The AES Corporation excluding gains or losses of the consolidated entity due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; and (f) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence. Adjusted PTC also includes net equity in earnings of affiliates on an after-tax basis adjusted for the same gains or losses excluded from consolidated entities.
Adjusted EPS is defined as diluted earnings per share from continuing operations excluding gains or losses of both consolidated entities and entities accounted for under the equity method due to (a) unrealized gains or losses related to derivative transactions and equity securities; (b) unrealized foreign currency gains or losses; (c) gains, losses, benefits and costs associated with dispositions and acquisitions of business interests, including early plant closures, and the tax impact from the repatriation of sales proceeds, and gains and losses recognized at commencement of sales-type leases; (d) losses due to impairments; (e) gains, losses and costs due to the early retirement of debt; (f) net gains at Angamos, one of our businesses in the South America SBU, associated with the early contract terminations with Minera Escondida and Minera Spence; and (g) tax benefit or expense related to the enactment effects of 2017 U.S. tax law reform and related regulations and any subsequent period adjustments related to enactment effects, including the 2021 tax benefit on reversal of uncertain tax positions effectively settled upon the closure of the Company's U.S. tax return exam.
The GAAP measure most comparable to Adjusted PTC is income from continuing operations attributable to AES. The GAAP measure most comparable to Adjusted EPS is diluted earnings per share from continuing operations. We believe that Adjusted PTC and Adjusted EPS better reflect the underlying business performance of the Company and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability due to unrealized gains or losses related to derivative transactions or equity securities remeasurement, unrealized foreign currency gains or losses, losses due to impairments, strategic decisions to dispose of or acquire business interests or retire debt, and the non-recurring nature of the impact of the early contract terminations at Angamos, which affect results in a given period or periods. In addition, for Adjusted PTC, earnings before tax represents the business performance of the Company before the application of statutory income tax rates and tax adjustments, including the effects of tax planning, corresponding to the various jurisdictions in which the Company operates. Adjusted PTC and Adjusted EPS should not be construed as alternatives to income from continuing operations attributable to AES and diluted earnings per share from continuing operations, which are determined in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Diluted Loss per Share	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP Diluted Loss per Share from Continuing Operations	$(0.27)	$0.03	$(0.10)	$(0.19)
Effect of Dilutive Securities
Equity units	0.02	—	0.01	—
NON-GAAP DILUTED LOSS PER SHARE	$(0.25)	$0.03	$(0.09)	$(0.19)

	Three Months Ended June 30, 2022			Three Months Ended June 30, 2021			Six Months Ended June 30, 2022			Six Months Ended June 30, 2021
	Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)		Net of NCI (1)	Per Share (Diluted) Net of NCI (1)
	(in millions, except per share amounts)
Income (loss) from continuing operations, net of tax, attributable to AES and Diluted EPS	$(179)	$(0.25)		$24	$0.03		$(64)	$(0.09)		$(124)	$(0.19)
Add: Income tax expense (benefit) from continuing operations attributable to AES	(29)			(24)			21			(60)
Pre-tax contribution	$(208)			$—			$(43)			$(184)
Adjustments
Unrealized derivative and equity securities losses	$(35)	$(0.05)	(2)	$8	$0.01		$6	$0.01		$77	$0.12	(3)
Unrealized foreign currency losses (gains)	39	0.05	(4)	(12)	(0.02)		20	0.03		(6)	(0.01)
Disposition/acquisition losses (gains)	23	0.03	(5)	(229)	(0.34)	(6)	32	0.04	(5)	(244)	(0.37)	(7)
Impairment losses	479	0.68	(8)	628	0.94	(9)	480	0.68	(8)	1,103	1.65	(10)
Loss on extinguishment of debt	6	0.01		18	0.03	(11)	16	0.02		24	0.04	(11)
Net gains from early contract terminations at Angamos	—	—		(110)	(0.16)	(12)	—	—		(220)	(0.33)	(12)
Less: Net income tax benefit		(0.13)	(13)		(0.18)	(14)		(0.14)	(13)		(0.32)	(15)
Adjusted PTC and Adjusted EPS	$304	$0.34		$303	$0.31		$511	$0.55		$550	$0.59
_____________________________

THE AES CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
RECONCILIATION OF ADJUSTED PRE-TAX CONTRIBUTION (PTC) AND ADJUSTED EPS
(1)NCI is defined as Noncontrolling Interests.
(2)Amount primarily relates to the unrealized gain on remeasurement of our existing investment in 5B, accounted for using the measurement alternative, of $26 million, or $0.04 per share.
(3)Amount primarily relates to unrealized derivative losses in Argentina mainly associated with foreign currency derivatives on government receivables of $41 million, or $0.06 per share, and net unrealized derivative losses on power and commodities swaps at Southland of $32 million, or $0.05 per share.
(4)Amount primarily relates to unrealized FX losses in Brazil of $12 million, or $0.02 per share, mainly associated with debt denominated in Brazilian reais, and unrealized FX losses of $9 million, or $0.01 per share, mainly associated with the devaluation of long-term receivables denominated in Argentine pesos.
(5)Amount primarily relates to the recognition of an allowance on the AES Gilbert sales-type lease receivable as a cost of disposition of a business interest of $20 million, or $0.03 per share, for the three and six months ended June 30, 2022.
(6)Amount primarily relates to an adjustment on the gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $176 million, or $0.26, and gain on Fluence issuance of shares of $61 million, or $0.09 per share.
(7)Amount primarily relates to the gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $212 million, or $0.32, and gain on Fluence issuance of shares of $61 million, or $0.09 per share, partially offset by day-one loss recognized at commencement of a sales-type lease at AES Renewable Holdings of $13 million, or $0.02 per share.
(8)Amount primarily relates to asset impairment at Maritza of $475 million, or $0.67 per share, for the three and six months ended June 30, 2022.
(9)Amount primarily relates to asset impairments at AES Andes of $540 million, or $0.81 per share, at Mountain View of $67 million, or $0.10 per share, and at sPower of $20 million, or $0.03 per share.
(10)Amount primarily relates to asset impairments at AES Andes of $540 million, or $0.81 per share, at Puerto Rico of $475 million, or $0.71 per share, at Mountain View of $67 million, or $0.10 per share, and at sPower of $21 million, or $0.03 per share.
(11)Amount primarily relates to loss on early retirement of debt at Andres and Los Mina of $15 million, or $0.02 per share, for the three and six months ended June 30, 2021.
(12)Amount relates to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $110 million, or $0.16 per share and $220 million, or $0.33 per share, for the three and six months ended June 30, 2021, respectively.
(13)Amount primarily relates to income tax benefits associated with the impairment at Maritza of $110 million, or $0.15 per share, partially offset by income tax expense associated with the unrealized gain on remeasurement of our existing investment in 5B of $6 million, or $0.01 per share for the three and six months ended June 30, 2022.
(14)Amount primarily relates to income tax benefits associated with the impairments at AES Andes of $195 million, or $0.29 per share and at Mountain View of $21 million, or $0.03 per share, partially offset by income tax expense related to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $51 million, or $0.08 per share, income tax expense related to the gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $39 million, or $0.06 per share, and income tax expense related to the gain on Fluence issuance of shares of $13 million, or $0.02 per share.
(15)Amount primarily relates to income tax benefits associated with the impairments at AES Andes of $195 million, or $0.29 per share, at at Puerto Rico of $114 million, or $0.17 per share, and at Mountain View of $21 million, or $0.03 per share, partially offset by income tax expense related to net gains at Angamos associated with the early contract terminations with Minera Escondida and Minera Spence of $79 million, or $0.12 per share, income tax expense related to the gain on remeasurement of our equity interest in sPower to acquisition-date fair value of $46 million, or $0.07 per share, and income tax expense related to the gain on Fluence issuance of shares of $13 million, or $0.02 per share.

The AES Corporation
Parent Financial Information
Parent only data: last four quarters
(in millions)	4 Quarters Ended
Total subsidiary distributions & returns of capital to Parent	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$1,231	$1,084	$1,396	$966
Returns of capital distributions to Parent & QHCs	1	1	2	(118)
Total subsidiary distributions & returns of capital to Parent	$1,232	$1,085	$1,398	$848
Parent only data: quarterly
(in millions)	Quarter Ended
Total subsidiary distributions & returns of capital to Parent	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
	Actual	Actual	Actual	Actual
Subsidiary distributions[1] to Parent & QHCs	$311	$165	$477	$278
Returns of capital distributions to Parent & QHCs	—	—	1	—
Total subsidiary distributions & returns of capital to Parent	$311	$165	$478	$278

(in millions)	Balance at
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Parent Company Liquidity[2]	Actual	Actual	Actual	Actual
Cash at Parent & Cash at QHCs[3]	$29	$17	$41	$338
Availability under credit facilities	414	621	837	1,175
Ending liquidity	$443	$638	$878	$1,513

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(1)Subsidiary distributions received by Qualified Holding Companies ("QHCs") excluded from Schedule 1. Subsidiary Distributions should not be construed as an alternative to Consolidated Net Cash Provided by Operating Activities, which is determined in accordance with US GAAP. Subsidiary Distributions are important to the Parent Company because the Parent Company is a holding company that does not derive any significant direct revenues from its own activities but instead relies on its subsidiaries’ business activities and the resultant distributions to fund the debt service, investment and other cash needs of the holding company. The reconciliation of the difference between the Subsidiary Distributions and Consolidated Net Cash Provided by Operating Activities consists of cash generated from operating activities that is retained at the subsidiaries for a variety of reasons which are both discretionary and non-discretionary in nature. These factors include, but are not limited to, retention of cash to fund capital expenditures at the subsidiary, cash retention associated with non-recourse debt covenant restrictions and related debt service requirements at the subsidiaries, retention of cash related to sufficiency of local GAAP statutory retained earnings at the subsidiaries, retention of cash for working capital needs at the subsidiaries, and other similar timing differences between when the cash is generated at the subsidiaries and when it reaches the Parent Company and related holding companies.
(2)Parent Company Liquidity is defined as cash available to the Parent Company, including cash at qualified holding companies (QHCs), plus available borrowings under our existing credit facility. AES believes that unconsolidated Parent Company liquidity is important to the liquidity position of AES as a Parent Company because of the non-recourse nature of most of AES’ indebtedness.
(3)The cash held at QHCs represents cash sent to subsidiaries of the company domiciled outside of the US. Such subsidiaries have no contractual restrictions on their ability to send cash to AES, the Parent Company. Cash at those subsidiaries was used for investment and related activities outside of the US. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the US. Since the cash held by these QHCs is available to the Parent, AES uses the combined measure of subsidiary distributions to Parent and QHCs as a useful measure of cash available to the Parent to meet its international liquidity needs.